  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2014

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.
In order to more closely align the interests of the advisor of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) with the Registrant's stockholders and provide more clarity relating to the incentive fees that may be due to the Registrant's advisor (as described in more detail below), the nominating and corporate governance committee and the board of directors of the Registrant recently approved certain revisions to the Registrant’s advisory agreement and the limited partnership agreement of Griffin Capital Essential Asset Operating Partnership, L.P., the Registrant’s operating partnership (the “Operating Partnership”), and on October 15, 2014, the Registrant amended and restated such agreements.
Third Amended and Restated Advisory Agreement
The Registrant entered into a Third Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Griffin Capital Essential Asset Advisor, LLC, the Registrant’s advisor (the “Advisor”), and the Operating Partnership, which amends and supersedes the Second Amended and Restated Advisory Agreement (the “Former Advisory Agreement”). This discussion is qualified in its entirety by the terms of the Advisory Agreement, attached hereto as Exhibit 10.1.
The Advisory Agreement has a term of one year, but may be renewed for an unlimited number of successive one-year periods. Either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice. The material changes to the terms of the Advisory Agreement are as follows:

•
the Operating Partnership is now a party to the Advisory Agreement and has provided customary representations and warranties, and the Operating Partnership’s agreement of limited partnership, as amended, is incorporated into the Advisory Agreement, due to certain revisions related to incentive fee provisions detailed further below;

•
provisions related to the Disposition Fee have been revised to clarify that the Advisor will be entitled to receive the Disposition Fee in the event that all or substantially all of the business or securities of the Registrant are transferred or otherwise disposed of by way of a merger or other similar transaction, similar to the Disposition Fee the Advisor would receive in the event that the Registrant sells all or substantially all of its properties, and to clarify that the Disposition Fee in both instances will be subordinated to a return of Invested Capital, as described in the Advisory Agreement;

•	provisions relating to termination of the Advisory Agreement and advancement of funds by the Registrant to the Advisor or its affiliates have been revised and removed, respectively;

•
revisions have been made to the Advisor's policy related to allocation of acquisition opportunities among programs sponsored by the Advisor to reflect changes to such policy governing the allocation of opportunities among the Registrant and Griffin Capital Essential Asset REIT II, Inc., another program sponsored by the Registrant's sponsor, which changes were approved by the Registrant's board of directors; and

•
provisions related to various subordinated incentive fees that would be due to the Advisor upon the occurrence of certain events have been removed from the Advisory Agreement and included in the Operating Partnership Agreement (as defined and described in further detail below).

Third Amended and Restated Operating Partnership Agreement
The Registrant entered into a Third Amended and Restated Limited Partnership Agreement (the “Operating Partnership Agreement”) with the Operating Partnership and the Advisor, which amends and supersedes the Second Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”). This discussion is qualified in its entirety by the terms of the Operating Partnership Agreement, attached hereto as Exhibit 10.2.
The material changes to the Operating Partnership Agreement are summarized below:

•
the Advisor was granted a special limited partnership interest in the Operating Partnership in connection with the Advisor's initial investment in the Operating Partnership and moving the incentive fees from the Advisory Agreement to the Operating Partnership Agreement;

•	allocations of profit and loss have been clarified as a result of the special limited partnership interests that have been granted;

•
the rights of the holders of Series A Cumulative Redeemable Exchangeable Preferred Units of the Operating Partnership, previously contained in Amendment No. 2 to the Former OP Agreement, have been incorporated into the Operating Partnership Agreement;

•	provisions have been added for the distribution, liquidation preference, redemption, repurchase and other rights, if any, of the holders of any preferred units of the Operating Partnership;

•
provisions related to the subordinated incentive fees payable to the Advisor and previously contained in the Former Advisory Agreement are now included in the Operating Partnership Agreement and characterized as distributions, and certain definitions related to such distributions have been clarified, revised and updated as a result; and

•	the various incentive distributions available to the Advisor are summarized as follows:

◦
Subordinated Share of Net Sale Proceeds - payable to the Advisor in cash upon the sale of a property after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The share of net proceeds from the sale of property is either 5%, 10% or 15%, depending on the return levels to the Registrant’s stockholders;

◦
Subordinated Incentive Listing Distribution - payable to the Advisor no earlier than 7 months and no later than 19 months following a listing of the shares on a national securities exchange, based upon the market value of the Registrant’s shares during a period of 30 trading days commencing after the first day of the 6th month, but no later than the last day of the 18th month following a listing, the commencement date of which shall be chosen by the Advisor in its sole discretion, and after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is either 5%, 10% or 15%, depending on the return levels to the Registrant’s stockholders and is payable in cash, shares of the Registrant’s stock, units of limited partnership interest in the Operating Partnership, or a combination thereof;

◦
Subordinated Distribution Due Upon Termination - payable to the Advisor (in cash, shares of the Registrant’s stock, units of limited partnership interest in the Operating Partnership, or a combination thereof), 1/3rd within 30 days of the date of involuntary termination of the Advisory Agreement, 1/3rd upon the one year anniversary of such date, and 1/3rd upon the two year anniversary of such date. Calculated based upon appraised value of properties less the fair value of the underlying debt, and plus or minus net current assets or net current liabilities, respectively, and payable after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is either 5%, 10% or 15% for the Registrant’s properties, depending on the return levels to the Registrant’s stockholders. Upon a voluntary termination of the Advisory Agreement, the Advisor will not be entitled to receive the Subordinated Distribution Due Upon Termination but instead will be entitled to receive at the time of the applicable liquidity event a distribution equal to the applicable Subordinated Share of Net Sale Proceeds, Subordinated Incentive Listing Distribution, or Subordinated Distribution Due Upon Extraordinary Transaction;

◦
Subordinated Distribution Due Upon Extraordinary Transaction - payable to the Advisor upon the closing date of an Extraordinary Transaction (generally, the transfer or other disposition of all or substantially all of the business or securities of the Registrant, excluding a sale of the Operating Partnership’s properties); payable in cash, shares of the Registrant’s stock, units of limited partnership in the Operating Partnership, or a combination thereof after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is either 5%, 10% or 15%, depending on the return levels to the Registrant’s stockholders; and

◦
in the event of a merger of the Advisor into the Registrant or one of its affiliates in anticipation of listing or a merger with an already-listed entity, any merger consideration paid to the Registrant's sponsor or its affiliates in excess of unreturned and unreimbursed capital invested by the Registrant's sponsor and its affiliates into the Registrant, the Advisor, the Registrant's dealer manager, or affiliates, relating in any way to the business organization of the Registrant, the Operating Partnership, or any offering of the Registrant, shall be subordinated to the return of stockholders' invested capital. Such excess merger consideration shall be paid in stock that may not be traded for one year from the date of receipt, and such stock shall be held in escrow pending the occurrence of certain conditions outlined further in the Operating Partnership Agreement.

The Registrant’s nominating and corporate governance committee and board of directors approved the Advisory Agreement and the Operating Partnership Agreement after extensive analysis of the Former Advisory Agreement and the Former OP Agreement. The Registrant’s nominating and corporate governance committee and board of directors based this approval, in part, upon the following factors: (1) the Former Advisory Agreement would potentially require a significant performance fee payable by the Registrant upon a termination of the Former Advisory Agreement (whether voluntary or involuntary); (2) the Advisor was willing to forego the receipt of this performance fee at the time of a voluntary termination and defer receipt of any such incentive fees until the closing of the applicable liquidity event, in order to more closely align the interests of the Advisor with the stockholders; (3) a belief that the Advisory Agreement and the Operating Partnership Agreement, as revised, will provide more clarity to the marketplace as to when and how each incentive fee would be paid prior to exploring any particular liquidity event; and (4) the clarification to the Disposition Fee in the Advisory Agreement, the inclusion of an incentive distribution due upon the occurrence of an Extraordinary Transaction, as such term is defined in the Operating Partnership Agreement, and various other changes to the incentive provisions contained in the Operating Partnership Agreement, will have the effect of equating as much as possible the fees and incentive distributions payable upon each liquidity event under the governing agreements so that management will not be incentivized to recommend one liquidity event over another.
Item 9.01.     Financial Statements and Exhibits
(d) Exhibits.

10.1	Third Amended and Restated Advisory Agreement
10.2    Third Amended and Restated Limited Partnership Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: October 17, 2014	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer